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                                                                    EXHIBIT 5.1


[FORD MOTOR CREDIT COMPANY LOGO]

FORD MOTOR CREDIT COMPANY                   The American Road
                                            P.O. Box 6044
                                            Dearborn, MI  48121-6044

Jerry D. Bringard
Vice President - General Counsel

                                            February 8, 1996

Ford Credit Auto Receivables Corporation
The American Road
Dearborn, Michigan 48121

Ford Motor Credit Company
The American Road
Dearborn, Michigan  48121

CS First Boston Corporation
55 East Fifty-Second Street
New York, NY  10055

Gentlemen:

         Re: Registration Statement No. 333-00243 on Form S-3, as amended, relating to Ford Credit Auto Loan Master
              Trust (the "Registration Statement:")

       I am Vice President - General Counsel of each of Ford Credit Auto Receivables Corporation, a Delaware corporation, as seller (the"Seller") and Ford Motor Credit Company, a Delaware corporation, as servicer (the "Servicer"), in connection with (a) the transfer and assignment of certain wholesale loans of automotive dealers (the "Receivables") by the Seller to Chemical Bank, as trustee (the "Trustee") for a trust (the "Trust") formed pursuant to a Pooling and Servicing Agreement, dated as of December 31, 1991 (the "Agreement"), among the Seller, the Servicer and the Trustee, and the Series 1996-1 Supplement to the Agreement to be dated as of December 31, 1995, and the Series 1996-2 Supplement to the Agreement to be dated as of December 31, 1995 (collectively, the "Supplement"; the Agreement and the Supplement are collectively referred to as the "Pooling and Servicing Agreement"), among the Seller, the Servicer and the Trustee, in exchange for Series 1996-1 Auto Loan Asset Backed Certificates and Series 1996-2 Floating Rate Auto Loan Asset Backed Certificates (collectively, the "Certificates"), each such Certificate evidencing a fractional undivided interest in the Trust and (b) the sale of the Certificates to the underwriters, pursuant to a certain underwriting agreement (the "Underwriting Agreement") between the Seller and CS First Boston Corporation as representative of the several underwriters.

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        I am admitted to the State Bar of Michigan and I express no opinion as to the laws of any other jurisdiction except the laws of the United States of America to the extent specifically referred to herein.

        I have examined, or caused to be examined, the forms of the Pooling and Servicing Agreement and the Underwriting Agreement previously filed or filed herewith, as the case may be, as exhibits to the Registration Statement. In addition, I have examined, or caused to be examined, executed originals or counterparts, or certified or other copies identified to my satisfaction as being true copies of such certificates, instruments, documents and other corporate records of the Seller and matters of fact and law as I deem necessary for the purposes of the opinion expressed below. Capitalized terms not otherwise defined herein have the meanings given in the Underwriting Agreement.

        I have assumed the genuineness of all signatures, the authenticity of all documents submitted to the Seller or Servicer as originals, the conformity to original documents of all documents submitted to the Seller and Servicer as certified or photostatic copies and the authenticity of the originals of such letter documents. As to any facts material to the opinions expressed herein which were not independently established or verified, I have relied upon statements and representations of officers and other representatives of the Seller, the Servicer and others.

        Based on and subject to the foregoing, I am of the opinion that the Certificates to be sold under the Registration Statement have been duly and validly authorized by the Seller and, when issued, will be legally issued, fully paid and non-assessable.

        I consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to me under the caption "Legal Matters" in the Prospectus included in the Registration Statement.


                                        Very truly yours,



                                        /s/ Jerry D. Bringard



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